UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2016 (February 9, 2016)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	033-90866	25-1615902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Amendment to Corporate Governance Guidelines

On February 9, 2016, the Board of Directors (the “Board”) of Westinghouse Air Brake Technologies Corporation (the “Company”) approved an amendment to the Company’s Corporate Governance Guidelines (the “Guidelines”) regarding majority voting for directors. The Board considered the process by which nominees are elected to the Board and concluded that when stockholders vote “withheld” more than “for” with regard to a director nominee, the Nominating and Corporate Governance Committee and the Board should carefully consider and assess whether it would be appropriate for the director to remain on the Board.

As amended, the Guidelines provide that effective commencing with the annual meeting of stockholders in 2017, in an uncontested director election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender an offer of resignation for consideration by the Board. The current plurality vote standard will be retained for contested director elections (elections in which the number of director nominees exceeds the number of Board seats).

The Nominating and Corporate Governance Committee of the Board will evaluate the director’s offer of resignation and recommend to the Board whether to accept or reject the offer of resignation. The Board will act to accept or reject the offer within 90 days following certification of the stockholder vote at the stockholder meeting at which the election of directors was held. The Company will publicly disclose the Board’s decision and the reasons behind the decision by filing a Current Report on Form 8-K with the Securities and Exchange Commission. A director who offers his or her resignation pursuant to these guidelines will not participate in a committee or Board decision regarding the offered resignation. The amended Guidelines may be found on the Company’s website at http://www.wabtec.com.

Share Buyback Authorization

On February 9, 2016, the Company announced that the Board approved a new common share buyback authorization for up to $350 million worth of its common stock. The new buyback authorization supersedes the previous authorization of $350 million, which had about $33 million remaining. The Company intends to continue to buy back shares from time to time on the open market or in negotiated or block trades. As with previous authorizations, no time limit was set for the completion of the program, which is permitted under the Company’s credit agreement and bond indenture. The press release announcing the increase in the share buyback authorization is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated February 10, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ David L. DeNinno
David L. DeNinno
Senior Vice President, General Counsel & Secretary

Date: February 10, 2016

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated February 10, 2016	Filed herewith.